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                                                                    EXHIBIT 23.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Earl Scheib, Inc.
Beverly Hills, California


        We hereby consent to the use in the Registration Statement on Form S-8, (Registration Numbers 33-______) of our report dated June 26, 1995, relating to the audit of the consolidated financial statements and schedules of Earl Scheib, Inc. and Subsidiaries for each of the two years ended April 30, 1995 which are contained in and incorporated by reference to the Audit Report on Form 10-K for the year ended April 30, 1996.


                                                BDO SEIDMAN, LLP


Los Angeles, California
September 16, 1996